Exhibit 10.16

MOBILEYE

GENERAL TERMS AND CONDITIONS OF SALE

1. SCOPE

The terms and conditions of sale contained herein shall apply to all quotations and sales made by Mobileye Technologies Limited or its fellow group companies (the relevant entity as named on the quote, order acknowledgement form or invoice), referred to here as “Seller” or “Mobileye”), to all Purchase Orders ("POs") submitted by the purchaser (“Buyer”) and accepted by Mobileye for the manufacture, sale and supply of Mobileye products ("Products"). These terms and conditions may in some instances conflict with the terms and conditions affixed to the POs or other procurement documents issued by Buyer or oral and written exchanges between the parties. In all such cases, except if included in a signed express agreement or an official quotation to the contrary, the terms and conditions herein shall govern and prevail. None of the Buyer's conditions of purchase shall apply.

Any changes in the terms and conditions of sale contained herein must specifically be agreed to in writing by a corporate officer of Mobileye before becoming binding on either party. Mobileye reserves the right to make amendments or additions to these Terms and Conditions. Where Software1 is supplied by Seller to Buyer, whether or not in combination with products, Buyer acknowledges that use of that Software is governed by Seller or third party software license terms and conditions applicable to that software. All the conditions herein included shall also apply to the supply of software so long as they are not inconsistent with the applicable software license terms and conditions.

2. PRICE AND PACKAGING

Billings for products and services will be at the prices as agreed between Seller and Buyer (per agreement, price list, quotation and alike). In cases of contradiction, unless expressly agreed in writing by a corporate officer of Mobileye, the following order of precedence shall apply: First: agreement; Second: quotation; Third: price list; Fourth: other document. Prices are subject to change at any time prior to Seller’s acceptance of Buyer’s PO. Unless otherwise stated, all prices are Ex-Works INCOTERMS 2000, exclusive of taxes and other charges such as but not limited to import duties, brokerage fees, handling and other charges.

Prices are based on current economic and financial conditions at the date of quotation of Mobileye; they are liable at any time to be adjusted to take account of any fluctuation in such conditions.

In the event that Buyer is prohibited by applicable law from making payments hereunder free of taxes, VAT, deductions or withholdings or whether such taxes are charged by Seller, then Buyer will pay such additional amounts to Mobileye as may be necessary in order that the actual amount received after deduction or withholding (and after payment of any taxes, additional taxes or other charges payable as a consequence of the payment of such additional amount) will equal the amount that would have been received by Mobileye if such tax, VAT, deduction or withholding was not required. Buyer will pay any and all applicable levies and duties, or taxes imposed by any governmental authority pertaining to the purchase of Products.

"Software" means computer programs, software and firmware whether in printed or machine readable form, including software on a magnetic tape, disc or in a ROM forming part of a product.

MOBILEYE

General Terms and Conditions of Sale

3. DELIVERIES

3.1. Any PO submitted is subject to acceptance by Mobileye. Mobileye reserves the right to reject any PO in full or in part or to apply a maximum order amount. All orders for Hardware are subject to Mobileye’s standard Lead-time of 17 weeks and if applicable, stock availability. Lead-time may change due to changes in the purchasing landscape.

3.2 Unless otherwise agreed in writing by Seller, delivery shall be made and transfer of risk shall take place Ex-Works INCOTERMS 2000 ("Seller’s warehouse"). Carriage of products shall be at Buyer's own risk. Subject to Seller's right of stoppage in transit, delivery of the Products to the carrier shall constitute delivery to Buyer and title and risk of loss shall thereupon pass to Buyer (the carrier shall not be deemed an agent of Seller). Selection of the Seller’s warehouse shall be made solely by Seller. If the Products perished while in the custody of the carrier, the Seller shall be deemed to have performed its obligations in full. If Buyer refuses or neglects to take delivery of the Products, Seller reserves the right to charge Buyer for the reasonable cost of storing the Products until delivery can be made. If delivery to Buyer should fail for any reason outside of Sellers’ control, Seller in its sole discretion, reserves the right to cancel the PO and refund any monies paid. If Seller delivers a Product to Buyer by mistake, Buyer shall immediately inform Seller of its mistake and Buyer shall, at Seller’s request, immediately arrange for the return of the Product (the costs of which shall be met by Seller). Delivery of a quantity, which varies from the quantity specified, shall not relieve Buyer of the obligation to accept delivery and pay for the Products delivered.

3.3 Any delivery dates quoted for delivery by Seller are estimates only. Buyer agrees to accept the delivery date for the products as determined by Seller, in Seller’s order acknowledgment form or equivalent document.

3.4 Seller reserves the right to allocate production and deliveries among its various customers at Seller’s sole discretion and under any circumstances.

3.5 In the event of any default by Buyer, Seller may decline to make further shipments or may elect to continue to make shipments notwithstanding such default.

3.6 Orders accepted by the Seller are firm and non cancelable by the Buyer except (i) upon Seller’s default which shall not have been corrected within 30 days from Buyer's notice to such effect or (ii) upon Seller’s written agreement, which shall only be considered on a case by case basis and shall be subject to appropriate indemnification by Buyer for costs and lost profit incurred by Seller.

3.7 Failure to deliver by the due date shall not give Buyer any right to compensation nor impose any responsibility or liability on Seller.

3.7.1 Any claim regarding non-conformity of products with specifications will be accepted by Seller only if each of the following three conditions have been met:

3.7.1.1 The Buyer's claim must be submitted in writing to Seller within one month after delivery date. After such one month period has expired, all products shall be deemed accepted. After agreement with Seller, Buyer shall return the whole batch of non-accepted products. Each allegedly non-conforming batch of products must be accompanied by the precise reason for rejection and the corresponding test report and proof of purchase;

3.7.1.2 The return must be made at the Buyer's cost; and

3.7.1.3 Products must not have been modified or damaged or manipulated for any reason whatsoever.

MOBILEYE

General Terms and Conditions of Sale

3.8 The provisions of paragraph 3.7 above shall not apply to batches of products accepted by Buyer in Seller’s factory.

4. PRODUCTS SPECIFICATIONS

Specifications for products shall be Seller’s specifications, except if particular specifications are given by Buyer and accepted by Seller.

Except as otherwise specifically agreed in writing by Seller, Seller reserves the right to change at any time the specifications of any product manufactured by Seller (including all statements and data appearing in Seller’s catalogues, data sheets and advertisements) without notice.

5. PAYMENT TERMS

All prices quoted shall be EXW (Ex-Works INCOTERMS 2000), Sellers’ warehouse. Subject at any time to Seller’s credit approval, payment shall be made by Buyer for products cash upon receipt of invoice except as otherwise agreed in writing. Failure to pay an invoice in the stipulated period shall permit Seller, without further notice and without prejudice to any other rights it may have, to cancel any discount which may have been granted to Buyer on the said invoice, as well as to charge interest equal to the maximum allowed by an applicable law, for the full duration of the payment delay. Seller reserves the right at any time to require full or partial payment in advance of delivery.

Unless otherwise agreed in writing, all payments are to be in United States dollars. No part of any amount payable to Seller hereunder may be reduced due to any counterclaim, charge back, offset, adjustment, withholding or other right which Buyer may have against Seller, any other party or otherwise. In the event Seller is required to bring legal action to collect delinquent accounts, Buyer agrees to pay reasonable attorney's fees and cost of suit and collection.

6. FORCE MAJEURE

Neither party shall be responsible or liable for any delay or failure in performance arising as a result of any occurrence or contingency beyond its reasonable control, including but not limited to, capacity constraints, accident, act of God, acts of the public enemy, earthquake, fire, flood, labor disputes, strikes, riots, civil commotion, war (declared or not), unanticipated manufacturing problems, novelty of products, requirements or acts of any government or agency thereof, judicial action, inability to secure materials on a timely basis (except if such inability results from negligence of Seller) and failure or delays in transportation. The delayed party shall send written notice of the delay and the reason therefore to the other party as soon as possible after the party delayed knew of the cause of delay in question.

7. WARRANTY

7.1. Subject to the terms hereof, Seller warrants that its products shall conform to the applicable specifications referred to in Section 4 for a period of thirty (30) months from delivery. This warranty shall not apply: (i) if products have been damaged; or (ii) if products have been submitted to abnormal conditions (mechanical, electrical or thermal) during storage installation or use; or (iii) if products are used in a non-standard environment. A non standard environment is an environment requiring a robustness not documented in the applicable specification such as without limitation, space, military and or nuclear environments; or (iv) to products supplied at request of Buyer which Seller has indicated may not conform (risk products) to applicable technical specifications or constitute experimental, developmental or non-qualified products; or (v) if the non-conformance of products results from excess usage of the maximum values (temperature limit, maximum voltage...) defined by Seller, or from an incorrect choice of application by Buyer, or from use other than in accordance with the relevant specification or

MOBILEYE

General Terms and Conditions of Sale

(vi) to those products referred to in clause 7.2; or (vii) to any other default not attributable to Seller. If Seller determines the products are non-conforming, Seller will, at Seller’s option, repair or replace the non-conforming products, or issue a credit or rebate of the purchase price. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR TERMS EXPRESS OR IMPLIED BY STATUTE OR COMMON LAW (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABLE QUALITY OR SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR USAGE).

Seller may assign the responsibilities under this section to its manufacturer.

7.2. Seller’s products are not designed nor are they authorized for use in life supporting devices or systems. Seller expressly disclaims any responsibility for such usage which shall be made at Buyer's sole risk, even if Vendor has been informed in writing of such usage. Buyer shall indemnify Seller, its officers, employees and affiliates against all claims arising directly or indirectly from Buyer's incorporation of the products in any application or system where failure of the product could lead to death or personal injury.

8. LIMITATION OF LIABILITIES

SELLER SHALL HAVE NO LIABILITY UNDER THESE GENERAL TERMS AND CONDITIONS OF SALE FOR LOSS ARISING FROM ANY CLAIM MADE AGAINST BUYER, OR FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR LOSS OF USE, BASED ON ANY BREACH OR DEFAULT OF VENDOR, INCLUDING ANY BREACH OR DEFAULT ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, MASK WORK RIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT. BUYER'S SOLE REMEDY AND SELLER’S SOLE AND TOTAL LIABILITY FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY) OR TORT (INCLUDING NEGLIGENCE OR MISREPRESENTATION) OR UNDER STATUTE OR OTHERWISE SHALL BE LIMITED TO AND SHALL NOT EXCEED THE PRICE ALLOCABLE TO THE PRODUCTS AND OR SOFTWARE WHICH GIVES RISE TO THE CLAIMS. BUYER SHALL ALWAYS INFORM VENDOR OF ANY BREACH AND AFFORD IT REASONABLE OPPORTUNITY TO CORRECT THE BREACH.

9. INTELLECTUAL PROPERTY RIGHTS

9.1 Because of the complexity of manufacturing techniques for electronic components and of the intellectual property rights pertaining thereto, Seller is not able to declare that its products do not infringe the intellectual property rights of third parties. In the event that a third party makes a claim alleging that products delivered to Buyer infringe such third party's intellectual property rights, Seller undertakes at its option and charge to either defend the claim or seek a compromise; or indemnify Buyer if an unfavorable and final judgment is rendered against Buyer. If an unfavorable and final judgment is rendered against Seller, it shall at its option take out a license from the above mentioned third party or shall modify the products in such a way as to avoid infringement. If such a solution shall be impracticable for economic and/or technical reasons, Seller shall accept the return of the product supplied and shall reimburse the Buyer up to a maximum equal to the amount paid by the Buyer for the products deemed to infringe. The preceding indemnification shall only be due by the Seller provided that (1) for software, the alleged infringement is related to the detailed specific function software implementation of Mobileye software (infringements that involve use of or combination of hardware, optics, camera sensor, human machine interface or anything else not directly related to the manner in which the Product functions were implemented are not indemnified by Mobileye) (2) Buyer promptly notifies Seller in writing of the claim of infringement (3) Upon Seller’s request only, Buyer

MOBILEYE

General Terms and Conditions of Sale

allows Seller to control and co-operates with Seller in the defense and any related settlement action.

Furthermore, such indemnification does not apply to any claims of infringement involving products made, provided or modified by Seller in compliance with the requirements or specifications of Buyer, from the combination or use of a product supplied with any other product, even if such product has no substantial use other than as part of such combination or use, or from any modification to the programming of products made other than by Seller. Buyer agrees to indemnify Seller against all damages and costs resulting from any such claims of infringement made against Seller. The above provisions constitute the entire undertaking of Seller towards Buyer in the event of any intellectual property right claim of a third party with regard to products supplied by Seller.

9.2 All raw data (video) being recorded during a project can be used for development and validation purposes by both parties outside of the project and for any purpose. The raw data, however, cannot be transferred to 3rd parties by the party which has not recorded the data. All "meta" data, which includes annotation of customer functions developed by Mobileye, whether automatically generated by the algorithm, or manually annotated by Mobileye, are the property of Mobileye and cannot be used for purposes other than the project without explicit approval by Mobileye. Each party will own the technology, Intellectual Property and generated software code during the project that was generated by that party. Ownership allows the party to modify, adapt or extend in any manner and for any purpose.

10. JURISDICTION - APPLICABLE LAW

In case of dispute and in the absence of an amicable settlement, the only competent jurisdiction shall be that of the Courts of New York, NY, USA. The applicable law shall be the law of New York, USA. The UN Convention on contracts for the International Sales of Goods shall not apply to these General Terms and Conditions of Sale.

11. GENERAL

11.1. Severance. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these General Terms and Conditions of Sale shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.2. Export Control Laws. Buyer undertakes to comply with all applicable laws, regulations, decrees and ordinances, related to the Buyer's use, sale or transfer of products supplied hereunder.

11.3. Waiver. A waiver of a breach or default under these General Terms and Conditions of Sale shall not be a waiver of any subsequent default. Failure of Seller to enforce compliance with any term or condition hereof shall not constitute a waiver of such term or condition.

11.4. Software. 1. Title to Software including without limitation copyright, is owned by Seller or Seller licensors and no title is transferred to Buyer. 2. Buyer shall not copy, modify, translate, disassemble or decompile the Software. Buyer shall use the Software in connection with the product and not otherwise. The Software may only be transferred when the product to which it relates is transferred. The rights granted in this Clause 11.4 may be terminated in the event of a breach by Buyer of any of the terms of these General Terms and Conditions of Sale.

11.5. No licenses. No license under any intellectual property right of Seller is granted herein except the right to use or resell any product patented by Seller and sold by Seller to Buyer.

MOBILEYE

General Terms and Conditions of Sale

11.6 Assignment. Buyer may not assign the Terms or any interest or rights in the Terms without the prior consent of the Seller.

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